Exhibit 10.2

AMENDMENT TO

AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT AND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT (the “Amendment”) is executed as of September 12, 2008 (“Execution Date”) and amends that certain AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT AND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, executed as of July 30, 2008 (the “Supplement”), by and between LSQ Funding Group, L.C. (“LSQ”) and BRE LLC (collectively “Lender”), and Tri-S Security Corporation (“Tri-S”), for itself and as agent for Paragon Systems, Inc., The Cornwall Group, Inc., Vanguard Security, Inc., Forestville Corporation, Vanguard Security of Broward County, Inc., On Guard Security and Investigations, Inc., Armor Security, Inc., Protection Technologies Corporation, International Monitoring, Inc., and Guardsource Corp (collectively, “Borrower”), and amends Section 1.1 of the Credit Agreement (as defined below).

WHEREAS, Lender and Borrower have, entered into that certain AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 31, 2007, as the same may be amended from time to time (the “Credit Agreement”), and pursuant thereto, Lender has made the Term Loan;

WHEREAS, Borrower and LSQ have entered into a Loan and Security Agreement, dated as of December 31, 2007, as the same may be amended from time to time (the “ABL Agreement”), and pursuant thereto LSQ may make Advances to Borrower on the terms set forth therein; and

WHEREAS, Borrower has requested and Lender has agreed to the terms of the Credit Agreement as supplemented by the Supplement and this Amendment;

NOW, THEREFORE, for valuable consideration, the parties hereby agree as follows:

1. Paragraph 1 of the Supplement is hereby amended and restated as follows:

Within five Business Days of the end of each month that any portion of the Term Loan is outstanding, in addition to all other fees and interest due under the Credit Agreement, and as long as any Unbilled Accounts are included in the Borrowing Base for purposes of making an Advance under the ABL Agreement, Borrower shall pay a monthly fee (“Overadvance Fee”) to Lender equal to: i) from September 1, 2008, until December 31, 2008, one and one-quarter percent (1.25%), and after January 1, 2009 one and three-quarter percent (1.75%) of the Highest Daily Overadvance, less ii) $60,000, or such lesser amount as will reduce the Overadvance Fee to $0. As used herein, the term Highest Daily Overadvance shall mean the highest daily total in any given month of the: a) outstanding Term Loan, plus b) the outstanding Advances, less c) the Borrowing Base.

2. Upon execution of this Amendment, Tri-S shall issue to Lender a four-year warrant, in the form of Exhibit “A” attached hereto, to purchase 125,000 shares of Tri-S common stock at an exercise price equal to 110% of the closing sales price per share of the Tri-S common stock on the Execution Date. Notwithstanding anything herein or in the Supplement to the contrary, all warrants to purchase Tri-S common stock issued pursuant to this Amendment or the Supplement shall not be exercisable in the aggregate for greater than 420,000 shares of Tri-S common stock.

3. The definition of “Term Loan Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Term Loan Maturity Date” means, with respect to the Term Loan, March 28, 2010, or such earlier date as is required pursuant to any agreement or note that is entered into or is issued in connection with the Term Loan.

4. Lender and Borrower agree that, except as expressly supplemented or amended hereby or by the Supplement, the Credit Agreement, and each and every document incident thereto or connected therewith, is and shall at all times remain in full force and effect. In the event of any conflict between the provisions of the Credit Agreement and the provisions of the Supplement, as may be amended from time to time, provisions of the Supplement, as may be amended from time to time, shall control.

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5. Any capitalized term not specifically defined in this Amendment or the Supplement shall have the meaning ascribed to it in the Credit Agreement and/or the ABL Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

[SIGNATURE PAGES FOLLOW]

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BORROWER: TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	President

PARAGON SYSTEMS, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	President

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THE CORNWALL GROUP, INC.

By:	/s/ R.G. Farrell
Name:	R.G. Farrell
Title:	President

VANGUARD SECURITY, INC.

By:	/s/ R.G. Farrell
Name:	R.G. Farrell
Title:	President

FORESTVILLE CORPORATION

By:	/s/ R.G. Farrell
Name:	R.G. Farrell
Title:	President

VANGUARD SECURITY OF BROWARD COUNTY, INC.

By:	/s/ R.G. Farrell
Name:	R.G. Farrell
Title:	President

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ON GUARD SECURITY AND INVESTIGATIONS, INC.

By:	/s/ R.G. Farrell
Name:	R.G. Farrell
Title:	President

ARMOR SECURITY, INC.

By:	/s/ R.G. Farrell
Name:	R.G. Farrell
Title:	President

PROTECTION TECHNOLOGIES CORPORATION

By:	/s/ R.G. Farrell
Name:	R.G. Farrell
Title:	President

INTERNATIONAL MONITORING, INC.

By:	/s/ R.G. Farrell
Name:	R.G. Farrell
Title:	President

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GUARDSOURCE CORP.

	By:	/s/ R.G. Farrell
	Name:	R.G. Farrell
	Title:	President

LENDER:	LSQ FUNDING GROUP, L.C.

	By:	/s/ A. Maxwell Eliscu
	Name:	Max Eliscu
	Title:	Authorized Agent

BRE LLC

	By	/s/ A. Maxwell Eliscu
	Name:	A. Maxwell Eliscu
	Title:	Authorized Agent

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Exhibit A

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE STOCK

Issuer: Tri-S Security Corporation, a Georgia corporation (the “Company”)

Number of Shares: 125,000 shares of the Company’s common stock (the “Shares”), as provided in that certain Amended and Restated Supplemental Agreement and Amendment to Amended and Restated Credit Agreement effective as of May 1, 2008, as amended by that certain Amendment to Amended and Restated Supplemental Agreement and Amendment to Amended and Restated Credit Agreement dated September     , 2008 (as so amended, the “Supplement”).

Exercise Price: $             per share, as the price may be from time to time adjusted pursuant to Article 2 hereof.

Issue Date: September     , 2008.

Expiration Date: September     , 2112.

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, BRE LLC (“Holder”) is entitled to purchase the number of fully paid and nonassessable Shares of the Company at the Exercise Price per Share set forth, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1 EXERCISE.

1.1 Method of Exercise. Subject to Section 1.6 below, this Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise, in substantially the form attached as Appendix 1, to the principal office of the Company together with a check for the aggregate Exercise Price for Shares being purchased.

1.2 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the

Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.3 Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing Shares not so acquired.

1.4 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.5 Repurchase on Sale, Merger, or Consolidation of the Company. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing, and the Exercise Price shall be adjusted accordingly; provided that if pursuant to such Acquisition the entire outstanding class of Shares issuable upon exercise of the unexercised portion of this Warrant are cancelled and the total consideration payable to the holders of such class of Shares consists entirely of cash, then, upon payment to the holder of this Warrant of an amount equal to the amount such holder would receive if such holder held Shares issuable upon exercise of the unexercised portion of this Warrant and such Shares were outstanding on the record date for the Acquisition less the aggregate Exercise Price of such Shares, this Warrant shall be cancelled.

1.6 Limitations on Exercise.

1.6.1 Shareholder Approval. In the event that Shareholder Approval is required, the Holder of this Warrant shall not be permitted to exercise this Warrant or any portion hereof pursuant to Article 1 hereof until the Company has obtained Shareholder Approval. If necessary, no later than thirty (30) days after the date of this Warrant, the Company shall file with the Securities and Exchange Commission a preliminary proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with a Shareholder Meeting and shall seek to convene such meeting as promptly thereafter as practicable.

1.6.2 Beneficial Ownership. In no event shall the Holder of this Warrant be permitted to exercise this Warrant or any portion hereof pursuant to Article 1 hereof if, upon such exercise, the number of shares of common stock of the Company (the “Common Stock”) to be issued pursuant to such exercise plus the number of shares of

Common Stock beneficially owned by the Holder would exceed 9.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to exercise this Warrant or any portion thereof at such time as such exercise will not violate the provisions of this Section 1.6.2. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 1.6.2 applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder’s determination of whether this Warrant is exercisable pursuant to the terms hereof, the Company shall have no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Notice of Exercise by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof.

1.6.3 Certain Definitions. The following terms used in this Section 1.6 have the following respective meanings:

“Shareholder Approval” means the affirmative vote of at least a majority of the votes cast at a Shareholder Meeting at which a quorum is present to approve the potential issuance of shares of Common Stock for purpose of complying with this warrant and the rules governing The Nasdaq Stock Market, Inc.

“Shareholder Meeting” means a meeting of the Company’s shareholders.

1.7 General Share Limitation. Notwithstanding anything in this Warrant or in the Supplement, this Warrant, together with all warrants issued pursuant to the Supplement, shall not be exercisable for greater than an aggregate of 420,000 shares of Common Stock.

ARTICLE 2 ADJUSTMENTS.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or Shares if Shares are securities other than common stock) payable in common stock or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if Shares are securities other than common stock, subdivides Shares in a transaction that increases the amount of common stock into which Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Except in the case of an Acquisition to which Section 1.5 is applicable, upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares as to which this warrant is exercisable shall be proportionately decreased.

2.4 [Intentionally Deleted]

2.5 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

ARTICLE 3 COVENANTS OF THE COMPANY.

3.1 Valid Issuance. The Company shall take all steps necessary to insure that all Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) in the case of the matters referred to in (a) and (b) above at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3 Information. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to Holder (a) promptly, copies of all notices or other written communications to which Holder would be entitled if it held Shares as to which this Warrant was then exercisable and (b) such other financial statements required under and in accordance with any loan documents between Holder and the Company, or if there are no such requirements [or if the subject loan(s) are no longer are outstanding, then within 45 days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements and within 120 days after the end of each fiscal year, the Company’s annual, audited financial statements.

3.4 Notice of Expiration. The Company shall give Holder written notice of Holder’s right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 15 days before the Expiration Date and, in the case of an Acquisition to which the proviso of Section 1.5 shall be applicable, 15 days notice of such Acquisition. If the notice is not so given, the Expiration Date shall automatically be extended until 15 days after the date the Company delivers the notice to Holder.

3.5 Registration Rights. The Shares issuable upon exercise of this Warrant shall have the same registration rights as the Company grants to the investors in its next equity capital raising transaction completed after the Issue Date.

ARTICLE 4 MISCELLANEOUS.

4.1 Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4.2 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or, if current information, as referenced in Rule 144(c), is available, Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f) and the Company is provided with a copy of Holder’s notice of proposed sale.

4.3 Transfer Procedure. Subject to the provisions of Section 4.3 Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant at any time to LSQ LLC, or to any other transferee acceptable to the Company (which acceptance shall not be unreasonably withheld or delayed) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

4.4 Notices. All notices and other communications from the Company to Holder, or vice versa, shall be in writing and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, or by overnight courier, at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time.

4.5 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.6 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to its principles regarding conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officers, all as of the day and year first above written.

COMPANY TRI-S SECURITY CORPORATION

By
Name:
Title:

The undersigned Holder acknowledges and accepts the terms of this Warrant and represents that it is an “accredited investor,” as that term is defined in Rule 501 under the Securities Act of 1933, as amended:

BRE, LLC

By:
Name:
Title:

APPENDIX 1

Notice of Exercise

1. The undersigned hereby elects to purchase                  shares of the Common Stock of Tri-S Security Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Name:
Address:

3. The undersigned represents it is an “accredited investor” within the meaning of Rule 501 of the Securities Act of 1933, as amended, and it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)

(Date)

APPENDIX 2

Notice that Warrant Is About to Expire

[Insert Date of Notice]

To:
Attn:

The Warrant issued to you described below will expire on                                 .

Issuer: Tri-S Security Corporation

Issue Date:                                 .

Class of Security Issuable: Common Stock

Exercise Price per Share: $

Number of Shares Issuable:

Procedure for Exercise:

Please contact __________ at (            )             -             with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

TRI-S SECURITY CORPORATION

By

Its: